UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2022

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Not Applicable

(Former name of former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2022, the Board of Directors (the “Board”) of Rollins, Inc. (the “Company”) appointed Traci Hornfeck, the Company’s Chief Accounting Officer, as the Company’s Principal Accounting Officer, effective immediately.

Ms. Hornfeck, 43, has served as the Company’s Chief Accounting Officer since October 2021. Prior to joining the Company, Ms. Hornfeck served as the Vice President US Controller of Equifax from March 2018 to October 2021 and as Vice President of External Reporting at Equifax from June 2014 to March 2018. Prior to those roles, Ms. Hornfeck worked as a Senior Manager for PricewaterhouseCoopers, LLP from September 2009 to June 2014. Ms. Hornfeck holds a Bachelors of Science in Accounting from Miami University and is a certified public accountant.

No compensation agreement or arrangement has been entered into with Ms. Hornfeck in connection with her appointment. If the Company determines to provide Ms. Hornfeck with new or amended material compensation in connection with her appointment, the Company will then amend this Current Report on Form 8-K within four business days after such information is determined or becomes available.

Ms. Hornfeck has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Hornfeck and any other person pursuant to which Ms. Hornfeck was named as Principal Accounting Officer of the Company.

Item 5.07Submission of Matters to a Vote of Security Holders.

On April 26, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders considered the following proposals: (i) to elect four Class III director nominees to serve as directors of the Company until our 2025 annual meeting of stockholders or until their successors are duly elected and qualified; (ii) to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and (iii) to consider and vote on a proposal to approve the Rollins, Inc. 2022 Employee Stock Purchase Plan.

Proposal 1:

At the Annual Meeting, the Company’s stockholders duly elected four director nominees as Class III directors, to serve until the Company’s 2025 Annual Meeting of Stockholders. Vote results for each director nominee were as follows:

Director Nominees	For	Withheld	Broker Non-Votes
Susan R. Bell	433,860,880	15,334,987	11,792,118
Donald P. Carson	367,663,454	81,532,411	11,792,120
Louise S. Sams	446,594,240	2,601,624	11,792,121
John F. Wilson	409,245,168	39,950,697	11,792,120

Proposal 2:

At the Annual Meeting, the Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. Vote results were as follows:

For	Against	Abstain	Broker Non-Votes
438,089,630	22,471,875	426,480	—

Proposal 3:	At the Annual Meeting, the Company’s stockholders voted to approve the Rollins, Inc. 2022 Employee Stock Purchase Plan. Vote results were as follows:

For	Against	Abstain	Broker Non-Votes
448,461,519	318,326	416,017	11,792,123

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: April 27, 2022	By:	/s/ Julie Bimmerman
	Name:	Julie Bimmerman
	Title:	Interim Chief Financial Officer and Treasurer
(Principal Financial Officer)